LONGPORT, INC.
                             740 South Chester Road
                                     Suite A
                         Swarthmore, Pennsylvania 19081

                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 14, 2001

     To the shareholders of Longport, Inc.:

     The Annual Meeting of the shareholders of Longport, Inc. (the "Company") will be held at 10:00 A.M. on December 14, 2001 at the Holiday Inn, Philadelphia International Airport, 45 Industrial Highway, Essington, Pennsylvania 19029, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect six directors of the Company.
     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on November 9, 2001 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ James R. McGonigle
                                            ----------------------
                                            James R. McGonigle
                                            Chairman


November 12, 2001

                                 PROXY STATEMENT
                                 LONGPORT, INC.
                             740 South Chester Road
                                     Suite A
                         Swarthmore, Pennsylvania 19081
                            Telephone: (800)-289-6863

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 14, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Longport, Inc. (the "Company"), a Delaware corporation, of $.001 par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 10:00 AM. on December 14, 2001, or at any adjournment or postponement thereof, at the Holiday Inn, Philadelphia International Airport, 45 Industrial Highway, Essington, Pennsylvania 19029. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about November 12, 2001. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on November 9, 2001 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 18,105,671 shares of Common Stock each share of which entitles the holder thereof to one vote. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting. Under Delaware law, an abstention or withholding of a vote on any matter is treated as a "no" vote for determining whether approval of each proposal has been obtained, provided that if a quorum is present, abstentions and withholding of a vote will have no effect on the voting for the election of directors.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information with respect to the ownership of the Company's Common Stock on the record date by (i) each person who is known by the Company to own of record or beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and (iii) all directors and officers of the Company as a group. All shares are owned beneficially and of record and the shareholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock. The addresses of all shareholders listed in the table are in care of the Company. The table includes common stock purchase warrants and stock options exercisable by the holder within 60 days from the date hereof.

                                     Number of
Name                                Shares Owned         Percent of Class
----                                ------------         ----------------

James R. McGonigle (1)               1,740,893                  9.6%
Michael C. Boyd                      1,100,000                  5.8%
Paul R. Quintaville                    300,000                  1.6%
Daniel J. Hilferty                     100,000                   *
Brian W. Clymer                        100,000                   *
Paul D. Wilson                         250,000                  1.4%
Michie Proctor and                   2,669,174                 14.7%
 Joyce Proctor (2)
The First Baptist Church             1,280,977                  7.1%
 of Southwest Broward
All officers and directors
 as a group (six persons
 including the nominees)             3,590,893                 18.0%

*Less than 1%

(1) Includes 767,000 shares held by James R. McGonigle, 497,143 shares held by Wound Healing Systems, Inc., a corporation controlled by Mr. McGonigle, 376,750 shares held by Colpat, Inc. a corporation owned by Mr. McGonigle and 100,000 common stock purchase warrants also held by Colpat, Inc.

(2) Includes 2,118,258 shares held by Michie Proctor, 450,916 shares held by Michie Proctor and Joyce Proctor and 100,000 common stock purchase warrants held by Michie and Joyce Proctor.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect six directors of the Company. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors except Messrs. Hilferty, Clymer and Wilson. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company.

                                                                     Officer/
         Name              Age              Office                Director Since
         ----              ---              ------                --------------

James R. McGonigle         57      Chairman of the Board of            1993
                                   Directors and Chief Accounting
                                   Officer

Michael C. Boyd            60      Chief Executive Officer,            2001
                                   President and Director

Paul R. Quintaville, DPM   51      Director                            2001

Daniel J. Hilferty         45      Director                           Nominee

Brian W. Clymer            54      Director                           Nominee

Paul D. Wilson             44      Director                           Nominee

     Directors hold office for a period of one year from their election at the annual meeting of shareholders and until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other. The Board of Directors has no audit, nominating or compensation committee. No director receives compensation for services as a director.

Background

     The following is a summary of the business experience of each officer and director of the Company:

     James R. McGonigle founded the Company and has served as its Chairman and Chief Executive Officer since its inception in January 1993. In 1987 Mr. McGonigle founded Ventnor Corp., one of the charter public companies listed on the American Stock Exchange's Emerging Company Marketplace. Mr. McGonigle also founded MarGate Ventures, Inc., which is currently listed on the Nasdaq SmallCap Market. He earned his Bachelor of Science in Economics from Widener University and his Master of Business Administration (MBA) from Drexel University.

     Michael C. Boyd acted as a business consultant from January 1998 until he joined the Company in October 2001. From April 1996 to January 1998, he was founder, President and a director of TeleSpectrum Worldwide, Inc., a rollup of six direct marketing companies that reached annual revenue of approximately $200 million. From 1986 to 1995, he was co-founder, President and a director of QVC Network, Inc., a cable television retailer with over 6,000 employees whose sales rose during his employment to over $1.3 billion annually. Mr. Boyd has significant experience in the direct response industry, having held senior positions at Franklin Mint and Lillian Vernon Corporation. He is a member of the governing boards of Penn Mutual Insurance Company, the Greentree Perpetual Assurance Company, Altura International, TCIM Services and Smoke Stoppers, Inc. Mr. Boyd earned a Bachelor of Arts degree from the University of Delaware.

     Paul R. Quintaville, DPM, has been engaged in the private practice of podiatric medicine for more than five years and is the Director of the West Jersey Podiatric Surgical Residency Program. He earned a DPM degree in podiatric medicine from the Pennsylvania College of Podiatric Medicine. He is a former member of the surgical faculty and board of the Temple School of Podiatric Medicine. Dr. Quintaville was the past President of the American College of Podiatric Surgery.

     Daniel J. Hilferty has been the Chief Executive Officer of Keystone Mercy Health Plan and Amerihealth Mercy Health Plan, both of which are Philadelphia, Pennsylvania based health plan operators with approximately 2,000 employees that manage the health plans of more than 800,000 members, generating revenue in excess of $1 billion per year. From August 1994 until March 1996, Mr. Hilferty was Senior Vice President for Corporate and Government Affairs of the Mercy Health Corporation, a Medicaid managed care organization. Mr. Hilferty has more than 20 years experience in the medical industry. He graduated from St. Joseph's College with a Bachelor of Science degree in Accounting and earned a Master's degree in Public Administration from the American University. He currently serves on the Board of Directors of Mercy Diversified Services, Horizon Health Plan of New Jersey, Care Partners HMO, Pennsylvania Economy League, and the Greater Philadelphia Urban Affairs Coalition.

     Brian W. Clymer has been Vice President of External Affairs for Prudential Insurance Company of America since July 1997. From January 1994 until June 1997, he was the New Jersey State Treasurer, appointed by Governor Whitman and confirmed by the New Jersey Senate. Prior to his appointment as the State Treasurer, he was President and Chief Executive Officer of Railway System Design, Inc. and Vice President of Gannett Fleming, Inc., an engineering firm. He also served under President George H.W. Bush as Administrator of the Federal Transit Administration of the United States Department of Transportation. Mr. Clymer has served on numerous boards, including the New Jersey Sports and Exposition Authority, the Casino Reinvestment Development Authority, the New Jersey Performing Arts Center, the American Public Transit Association, Motor Coach Industries International and the Southeastern Pennsylvania Transportation Authority. He currently serves on the New Jersey Alliance for Action Board and the Prosperity New Jersey Board of Trustees. Mr. Clymer earned a Bachelor of Science degree in Business and Economics from Lehigh University and is a Certified Public Accountant.

     Paul D. Wilson has been a principal of Quality Medical Instruments, Ltd., a UK-based medical consulting firm he co-founded, since 1995. Since 1999, he has also been Managing Director of Longport International, the Company's UK-based technology marketing subsidiary. He was employed by Fulmer Research, a UK-based technology and engineering company, from 1976 to 1992 as a Division Manager. He has also been involved in the application and development of high resolution ultrasound for the past 20 years. Mr. Wilson earned a degree in Applied Physics from Thomas Valley University in the UK.

Executive Compensation

     The following table discloses all compensation paid to the Company's Chief Executive Officer for the years ended December 31, 1998 and 1999 No executive officer's annual compensation exceeded $100,000 in either year.


                                           Summary Compensation Table


(a)           (b)     (c)        (d)       (e)               (f)          (g)        (h)          (i)
Name &                                     Other             Restricted
Principal                                  Annual            Stock        Options/   LTIP            All Other
Position      Year    Salary($)  Bonus($)  Compensation($)   Awards($)    SARS(#)    Payouts($)   Compensation($)
--------      ----    ---------  --------  ---------------   ---------    -------    ----------   ---------------
James R.      2000     -0-(1)      -0-          -0-             -0-         -0-         -0-            -0-
McGonigle     1999     -0-(1)      -0-          -0-             -0-         -0-         -0-            -0-
Chief Exec.
Officer


(1) The Company pays Colpat, Inc., a consulting firm wholly owned by Mr. McGonigle, $4,000 per month for Mr. McGonigle's services.

     In October 2001, the Company entered into a three-year employment agreement with Michael C. Boyd to act as the Company's Chief Executive Officer and President. Under the employment agreement, Mr. Boyd does not receive a cash salary but received 100,000 shares of the Company's common stock and options to purchase up to 1,000,000 additional shares exercisable at $.25 per share until October 2004.

                              CERTAIN TRANSACTIONS

     Since 1996, the Company has had a consulting agreement with Colpat, Inc., a company owned and controlled by James R. McGonigle, the Company's Chairman, pursuant to which Colpat provides Mr. McGonigle's services to the Company for an agreed upon monthly fee. The current fee is $4,000 per month.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Angell & Deering, Certified Public Accountants, Denver, Colorado, conducted the audit of the Company's financial statements for the year ended December 31, 2000. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.


                                            /s/ James R. McGonigle
                                            ----------------------
                                            James R. McGonigle
                                            Chairman
November 12, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                 LONGPORT, INC.
                          TO BE HELD DECEMBER 14, 2001

The undersigned hereby appoints James R. McGonigle as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Longport, Inc. held of record by the undersigned on November 9, 2001, at the Annual Meeting of Shareholders to be held December 14, 2001, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

     _____ FOR the election as a director of all nominees listed below (except as marked to the contrary below).

     _____ WITHHOLD AUTHORITY to vote for the following nominees listed below.


     NOMINEES: _____ James R. McGonigle
               _____ Michael C. Boyd
               _____ Paul R. Quintaville
               _____ Daniel J. Hilferty
               _____ Brian W. Clymer
               _____ Paul D. Wilson

INSTRUCTION: To withhold authority to vote for an individual nominee, check the space in front of the nominee's name.


2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN ITEM 1, ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated: ________________________________      ___________________________________
                                             Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.
                                             ___________________________________
                                             Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____